UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2020

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

125 South Wacker Drive, Suite 1500
Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RAIL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2020 (the “Effective Date”), FreightCar America, Inc. (the “Company”) appointed Michael A. Riordan as its Corporate Controller and Chief Accounting Officer. Mr. Riordan succeeds Joseph Maliekel, who submitted his resignation on February 10, 2020 and left the Company effective March 9, 2020.

Mr. Riordan, 36, joins the Company from InnerWorkings, Inc. (“InnerWorkings”), a leading global marketing execution firm where he served since 2017. He first served as InnerWorkings’ Accounting Director and, in 2019, he assumed the position of InnerWorkings’ Controller. Prior to joining InnerWorkings, Mr. Riordan served as Finance Manager of Wheatland Tube, LLC (a subsidiary of Zekelman Industries Inc.) from 2015 to 2017 and as Financial Reporting Manager of Zekelman Industries Inc. from 2013 to 2015. Mr. Riordan started his career at PricewaterhouseCoopers LLP in their assurance practice working with a diverse industry base ranging from telecommunications to consumer products to industrial manufacturers. Mr. Riordan holds a Bachelor’s Degree in Accounting & Finance from Miami University and is a Certified Public Accountant in Illinois.

In connection with Mr. Riordan’s appointment, the Company and Mr. Riordan entered into a letter agreement regarding terms of employment (the “Agreement”) dated November 5, 2020 and effective the Effective Date. A description of the material terms of the Agreement is set forth below, which description is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1.

(1)                Term: Mr. Riordan’s employment with the Company is not for a specified term and there is no specified term for the Agreement.

(2)                Base Salary: The Company will pay Mr. Riordan an initial base salary of $220,000 per year, which is subject to annual review by the Company.

(3)                Annual Incentive: Mr. Riordan will be entitled to participate in the Company’s annual cash incentive plan applicable to all executives (the “Inventive Plan”) effective January 1, 2021, and to earn an incentive (“Incentive”) for each fiscal year of the Company ending during his employment. His target Bonus is 40% of his base salary with a maximum equal to 200% of the target Bonus, and a threshold of 20%.

(4)                Long-Term Incentive and Other Executive Compensation Plans: Mr. Riordan will be eligible to participate in all of the Company’s equity-based and cash-based long-term incentive and other executive compensation plans on a basis no less favorable than other similarly situated executives.

(5)                Sign-On Award: On the Effective Date, the Company will award Mr. Riordan: (a) 25,000 stock appreciation rights, vesting 1/3 per year for three consecutive years and available for exercise over a ten-year period; and (b) a signing bonus of $25,000. If Mr. Riordan leaves the Company voluntarily prior to twelve months of employment, this signing bonus is to be paid back in full.

(6)                Other Amounts: Mr. Riordan will be eligible to participate in each of the Company’s employee retirement, savings, welfare and fringe benefits plans, and prerequisites, offered to similarly situated executives. He will be entitled to four weeks of paid annual vacation and ten Company-paid holidays.

(7)                Termination: Pursuant to the Agreement, Mr. Riordan’s employment may be terminated at any time for any reason (or no reason), subject to the terms of the Agreement, by the Company or Mr. Riordan.

Other than the Agreement described above, there were no arrangements or understandings between Mr. Riordan and any other persons pursuant to which Mr. Riordan received his appointment. Mr. Riordan does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Letter agreement regarding Terms of Employment dated November 5, 2020, by and between FreightCar America, Inc. and Michael A. Riordan

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.
Date: December 4, 2020	By:	/s/ Christopher J. Eppel
		Name:	Christopher J. Eppel
		Title:	Vice President, Finance, Chief Financial Officer, Treasurer and Secretary